UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
1-11255	AMERCO (A Nevada Corporation) 1325 Airmotive Way, Ste. 100 Reno, Nevada 89502-3239 Telephone (775) 688-6300	88-0106815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The 2007 Annual Meeting of Stockholders of AMERCO was held on August 20, 2007. At such meeting, John P. Brogan and Daniel R. Mullen were elected as Class I Directors to serve until the 2011 Annual Meeting of Stockholders of AMERCO and Michael L. Gallagher was elected as a Class IV Director to serve until the 2010 Annual Meeting of Stockholders of AMERCO.  In addition, our stockholders voted upon and approved the ratification of the appointment of BDO Seidman LLP as the Company’s independent auditors for fiscal year 2008; and voted upon and approved a stockholder proposal to approve and affirm the actions taken by all AMERCO and its subsidiaries’ Boards of Directors, officers and employees in entering into, and all resulting contracts with SAC and ratify all SAC transactions amended or entered unto by AMERCO and any of its subsidiaries between 1992 and March 31, 2007.

The following table sets forth the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter voted on at the 2007 Annual Meeting of Stockholders of AMERCO.

	Votes Cast For	Votes Cast Against	Withheld	Abstentions	Non-Votes

Election of Directors
John P. Brogan	18,822,448	-	1,236,866	-	-

Daniel R. Mullen	18,820,437	-	1,238,877	-	-

Michael L. Gallagher	18,821,986	-	1,237,328	-	-

Ratification of Appointment of Auditors	20,038,817	19,253	-	1,244	-

Stockholder Proposal Regarding Ratification of SAC Transactions	14,944,173	2,944,200	-	2,167,075	3,866

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERCO

/s/ Jason A Berg
Jason A. Berg
Chief Accounting Officer

Dated:  September 5, 2007